================================================================================

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                               (Amendment No.  )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Central Garden & Pet Company
--------------------------------------------------------------------------------
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                          --Enter Company Name Here--
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



                      [CENTRAL GARDEN & PET COMPANY LOGO]

                         CENTRAL GARDEN & PET COMPANY

                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     Monday, February 12, 2001, 10:30 A.M.

To the Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders of Central Garden & Pet Company will be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on Monday, February 12, 2001, at 10:30 A.M. for the following purposes:

    (1) To elect six directors.

    (2) To transact such other business as may properly come before the meeting.

   Only stockholders of record on the books of the Company as of 5:00 P.M., January 5, 2001, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the meeting during normal business hours at the Company's offices at 3697 Mt. Diablo Boulevard, Lafayette, California.

Dated: January 9, 2001                    By Order of the Board of Directors

                                          Lee D. Hines, Jr., Secretary


    STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                         CENTRAL GARDEN & PET COMPANY

                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of Central Garden & Pet Company (the "Company") to be used at the Annual Meeting of Stockholders on February 12, 2001, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about January 15, 2001.

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

   Only stockholders of record on the books of the Company as of 5:00 P.M., January 5, 2001, will be entitled to vote at the Annual Meeting.

   As of the close of business on January 5, 2001, there were outstanding 16,741,427 shares of Common Stock of the Company, entitled to one vote per share, and 1,656,462 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of Common Stock and Class B Stock will vote together on all matters presented to the stockholders for their vote or approval at the meeting, including the election of directors. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             ELECTION OF DIRECTORS

   The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                      Served as
                                  Business Experience During Past     Director
 Nominees for Director      Age   Five Years and Other Information      Since
 ---------------------      --- -----------------------------------   ---------
 William E. Brown..........  59 Chairman of the Board and Chief         1980
                                Executive Officer since 1980.

 Glenn W. Novotny..........  53 President since June 1990. Prior to     1990
                                June 1990, Mr. Novotny was with
                                Weyerhaeuser Corporation in a
                                variety of capacities.

 Brooks M. Pennington III..  46 Chief Executive Officer of              1998
                                Pennington Seed Inc., a business
                                which was acquired by the Company
                                in February 1998, since June 1994.

 Lee D. Hines, Jr. ........  54 Vice President, Chief Financial         1992
                                Officer and Secretary since January
                                2000. Mr. Hines was a self-employed
                                consultant from June 1993 until
                                January 2000. From April 1991 until
                                June 1993, Mr. Hines was Executive
                                Vice President and Chief Financial
                                Officer of the Company.

 Daniel P. Hogan, Jr. .....  72 Self-employed consultant. Prior to      1993
                                his retirement in 1987, Mr. Hogan
                                was a Vice President of Chevron
                                Chemical Company and General
                                Manager of its Ortho Consumer
                                Products Division.

 Bruce A. Westphal.........  60 Chairman of Bay Alarm Company, a        1999
                                security systems company since
                                1984. Mr. Westphal is also Chairman
                                of InReach Internet, a provider of
                                internet services, and President of
                                Balco Properties, a real estate
                                development and management company.
                                Mr. Westphal was also Chairman of
                                PacWest Telecom from 1994 to 1998.

   In February 1998, the Company acquired Pennington Seed, Inc. ("PSI"). Pursuant to the acquisition agreement, Brooks M. Pennington III was appointed to the Company's Board of Directors. William E. Brown, the Company's Chairman and Chief Executive Officer, entered into a voting agreement with the former stockholders of PSI whereby Mr. Brown agreed to vote his shares of the Company's stock for the election to the Company's Board of Directors of the nominee appointed by the former stockholders of PSI. The voting agreement will terminate on the earlier of (i) February 27, 2002 and (ii) the date the former stockholders of PSI own of record less than 33% of the shares of the Company's Common Stock issued to them pursuant to the acquisition agreement.

                        FURTHER INFORMATION CONCERNING
                            THE BOARD OF DIRECTORS

Committees of the Board

   During fiscal 2000, the Board of Directors held six meetings and acted by unanimous written consent on a number of occasions. In 1993, after consummation of its initial public offering, the Company established an Audit and Compensation Committee. The Company does not have a Nominating Committee.

   The members of the Audit and Compensation Committee are Bruce A. Westphal and Daniel P. Hogan, Jr. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's system of internal financial and accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Audit and Compensation Committee held six meetings during fiscal 2000.

Attendance at Meetings

   During fiscal 2000, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

   During fiscal 2000, Directors who were not employees of the Company were paid directors fees consisting of $20,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit and Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Under the Non-Employee Director Stock Option Plan, Messrs. Westphal and Hogan will each be granted at the Annual Meeting and at each subsequent annual meeting options to purchase the number of shares of Common Stock determined by dividing $25,000 by the fair market value of a share of Common Stock on the date of the Annual Meeting.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

   The compensation paid to the Company's Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 1998, 1999 and 2000 is set forth below.

                          SUMMARY COMPENSATION TABLE

                                                                Long-Term Compensation
                                     Annual Compensation                Awards
                              --------------------------------- ----------------------
                                                   Other Annual Restricted Securities    All Other
Name and Principal                                 Compensation   Stock    Underlying   Compensation
Position                 Year Salary ($) Bonus ($)    ($)(1)    Awards ($) Options (#)      ($)
------------------       ---- ---------- --------- ------------ ---------- -----------  ------------
William E. Brown........ 2000  410,000        --        --          --           --           --
 Chairman and Chief      1999  410,000        --        --          --           --           --
 Executive Officer       1998  400,000        --        --          --           --           --
Glenn W. Novotny........ 2000  370,000    100,000       --          --           --         2,400(3)
 President               1999  357,101        --        --          --       175,000(2)     2,400(3)
                         1998  347,846        --        --          --       200,000(2)     2,375(3)
Lee D. Hines, Jr. ...... 2000  225,000        --        --          --        40,000          --
 Vice President and
  Chief
 Financial Officer(4)
Robert B. Jones......... 2000  186,000        --        --          --         5,000        2,400(3)
 Vice President(5)       1999  178,942        --        --          --        40,000        2,400(3)
                         1998  173,766        --        --          --        25,000        2,104(3)
Brooks M. Pennington
 III.................... 2000  313,727     65,000       --          --        15,000        7,397(6)
 Chief Executive Officer
  of                     1999  303,750     54,000       --          --        40,000       18,016(7)
 Pennington Seed Inc.    1998  300,000        --        --          --         6,000          --

--------
(1) While the named executive officers enjoy certain perquisites, for fiscal years 1998, 1999 and 2000 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.
(2) In December 1998, the Company cancelled Mr. Novotny's options granted in fiscal 1998 and issued new options for 100,000 shares.
(3) Represents the matching contribution which the Company made on behalf of the executive officer to the Company's 401(k) Plan.
(4) Mr. Hines became Vice President and Chief Financial Officer in January
    2000.
(5) Mr. Jones was Vice President and Chief Financial Officer until January
    2000.
(6) Includes a $2,625 matching contribution which the Company made on behalf of the executive officer to PSI's 401(k) Plan and $4,772 paid under PSI's profit sharing plan.
(7) Includes a $2,500 matching contribution which the Company made on behalf of the executive officer to PSI's 401(k) Plan and $15,516 paid under PSI's profit sharing plan.

   The following table sets forth certain information regarding stock options granted during fiscal 2000 to the executive officers named in the foregoing Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                                ---------------------------------------------------
                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                                                      Annual Rates of
                                  Number of     Percent of                                 Stock
                                  Securities   Total Options                         Price Appreciation
                                  Underlying    Granted to   Exercise or             for Option Term(3)
                                   Options     Employees in  Base Price  Expiration --------------------
Name                            Granted (#)(1)  Fiscal Year   ($/Sh)(2)     Date     5% ($)    10% ($)
----                            -------------- ------------- ----------- ---------- --------- ----------
William E. Brown..............         --            --          --            --         --         --
Glenn W. Novotny..............         --            --          --            --         --         --
Lee D. Hines, Jr. ............      40,000          8.1         8.19      06/02/03     61,003    129,718
Robert B. Jones...............       5,000          1.0         8.19      06/02/03      7,625     16,215
Brooks M. Pennington III......      15,000          3.1         8.19      06/02/03     22,876     48,644

--------
(1) The options granted to each of Messrs. Hines, Jones and Pennington vest in full on June 2, 2002. Under the terms of the Company's Stock Option Plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options were granted at fair market value at date of grant.
(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

   The following table sets forth certain information with respect to options exercises during fiscal 2000 and stock options held by each of the Company's executive officers as of September 30, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised     In-the-Money Options
                                  Shares                   Options at FY-End (#)         at FY-End ($)
                               Acquired On     Value     ------------------------- -------------------------
Name                           Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
----                           ------------ ------------ ------------------------- -------------------------
William E. Brown..............       --           --          180,000/150,000                 0/0
Glenn W. Novotny..............    12,000       74,437          99,650/160,350            60,761/29,927
Lee D. Hines, Jr..............       --           --           10,000/53,604                  0/0
Robert B. Jones...............       --           --           45,000/95,000                  0/0
Brooks M. Pennington III......       --           --                0/61,000                  0/0

Employment Agreements

   The Company entered into an employment agreement with Brooks M. Pennington III in February 1998 in connection with the acquisition of Pennington Seed, Inc. ("PSI"). The agreement provides that Mr. Pennington will serve as President and Chief Executive Officer of PSI at an annual minimum salary of $300,000. The agreement terminates in February 2003, unless terminated earlier for his dismissal with cause, death or disability.

Audit and Compensation Committee Interlocks and Insider Participation

   Messrs. Westphal and Hogan served as members of the Audit and Compensation Committee during fiscal 2000. They have no relationship with the Company other than as directors and stockholders. During fiscal 2000, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity.

Transactions with the Company

   Brooks M. Pennington III is a minority shareholder and a director of Bio Plus, Inc., a company that produces granular peanut hulls. During its fiscal year ended July 31, 2000, Bio Plus, Inc.'s total revenues were approximately $3,358,000 of which approximately $1,980,000 were sales to subsidiaries of the Company.

                    AUDIT AND COMPENSATION COMMITTEE REPORT
                        ON AUDITED FINANCIAL STATEMENTS

   The Audit and Compensation Committee of the Board consists of the two directors whose signatures appear below. Each member of the Audit Committee is "independent" as defined in the NASD Rules.

   The Audit and Compensation Committee's general role as an audit committee is to assist the Board in monitoring the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter, which is attached as Appendix A to this proxy statement.

   As required by the charter, the Audit and Compensation Committee reviewed the Company's financial statements for fiscal year 2000 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company's independent public accountants, to discuss the financial statements. The Audit and Compensation Committee also discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

   In addition, the Audit and Compensation Committee discussed with representatives of Deloitte & Touche LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

   Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit and Compensation Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

January 9, 2001                           Audit and Compensation Committee

                                          Bruce A. Westphal, Chairman
                                          Daniel P. Hogan, Jr.

                REPORT OF THE AUDIT AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

To the Board of Directors:

   As members of the Audit and Compensation Committee, it is our duty to determine the compensation for officers and directors, to administer the Company's 1993 Omnibus Equity Incentive Plan and to review the Company's salary, bonus and compensation arrangements generally. In addition, we evaluate the performance of management and related matters.

   As a public company, we utilize three primary tools to assist in compensating executives. They are base salary, bonus, and stock options. Together they combine to provide an executive's total compensation package. We view base salary as a primary indicator of the market value needed to attract an executive with the skill and expertise to perform the position. We periodically retain outside assistance to counsel us in determining market value. We view bonus as a means of rewarding short-term performance which exceeds established goals and we utilize stock options as a means of linking our executives' long term benefits to those received by our stockholders.

   In 1997, we retained the services of a compensation consulting firm to assist in determining the market value compensation for the Chief Executive Officer, William E. Brown. Survey data, coupled with performance based peer group evaluations, were utilized to determine competitive short and long term awards for Mr. Brown. The data developed indicated that an increase to Mr. Brown's base salary to $400,000 was warranted. Mr. Brown requested that the Committee not increase his base pay during fiscal 1997. In fiscal 1998, the Committee increased Mr. Brown's base salary to $400,000. The Committee also increased the base salary of Mr. Novotny and Mr. Jones in fiscal 1998. The Committee choose not to increase base salaries for any of the executive officers in fiscal 1999 and fiscal 2000 other than the cost of living increase granted to all employees. These actions are reflected in the summary compensation table.

   Based on the Company's performance in fiscal 2000, the Committee determined not to pay bonuses in respect of fiscal 2000 to Mr. Brown or any of the Company's executive officers other than Messrs. Novotny and Pennington. The Committee did, however, grant options to each of the Company's executive officers other than Messrs. Brown and Novotny.

   As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. The Committee believes that it is highly unlikely that any officer of the Company will receive compensation in excess of a million dollars per year in the foreseeable future. However, subject to the foregoing, it will be the policy of the Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

   We continue to subscribe to the philosophy that the Company's overall performance and its return to stockholders will be the primary areas of consideration when rewarding the Company's top executives. It is our goal to ensure that our executives are paid competitively with the market and are rewarded for performance that benefits the stockholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of Central will be reflective of that fact.

January 9, 2001                           Audit and Compensation Committee

                                          Bruce A. Westphal, Chairman
                                          Daniel P. Hogan, Jr.

                               PERFORMANCE GRAPH

   The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from September 30, 1995 to September 30, 2000 with the cumulative total return of the NASDAQ Composite (U.S.) Index and the Dow Jones Non-Durable Household Products Index, a peer group index consisting of approximately 30 manufacturers and distributors of household products.

   The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                9/30/95 9/28/96 9/27/97 9/26/98 9/25/99 9/30/00
                                ------- ------- ------- ------- ------- -------
Central Garden & Pet Company... 100.00  338.78  468.37  294.90  127.30  113.27
Dow Jones Household Products... 100.00  128.95  182.33  186.33  251.90  199.22
Nasdaq Composite (US).......... 100.00  118.64  162.85  166.45  269.22  359.11

              OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

   The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of December 31, 2000.

                                                               Shares Beneficially Owned
                                                                as of December 31, 2000
                                                        -----------------------------------------
                                                          Number of      Number of
Beneficial Owner                                        Class B Shares Common Shares   Percent(1)
----------------                                        -------------- -------------   ----------
William E. Brown (2)..................................    1,604,659        380,000(3)     10.7%
Brooks M. Pennington III (4)..........................          --       1,669,552         9.1
Dimensional Fund Advisors Inc. (5)....................          --       1,518,000(6)      8.3
Cramer Rosenthal McGlynn, L.L.C. (7)..................          --       1,314,400(6)      7.2
Glenn W. Novotny......................................          --         228,994(8)      1.2
Robert B. Jones.......................................          --          67,403(9)        *
Lee D. Hines, Jr......................................          --          61,000(10)       *
Daniel P. Hogan, Jr...................................          --          16,000(10)       *
Bruce A. Westphal.....................................          --           5,700           *
All directors and officers as a group (seven
 persons).............................................    1,604,659      2,428,649(11)    21.5

--------
 (*) Less than 1%.
 (1) Represents the number of shares of Class B Stock and Common Stock beneficially owned by each stockholder as a percentage of the total number of shares of Class B Stock and Common Stock outstanding.
 (2) The address of Mr. Brown is 3697 Mt. Diablo Boulevard, Lafayette, California 94549.
 (3) Includes 240,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2000.
 (4) The address of Mr. Pennington is 1280 Atlanta Highway, Madison, Georgia 30650.
 (5) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
 (6) Based on a Schedule 13F filed reflecting beneficial ownership as of September 30, 2000.
 (7) The address of Cramer Rosenthal McGlynn, L.L.C. is 520 Madison Avenue, 32nd Floor, New York, New York 10022.
 (8) Includes 134,650 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2000.
 (9) Includes 65,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2000.
(10) Includes 10,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2000.
(11) Includes 459,650 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from September 25, 1999 to September 30, 2000 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except for Messrs. Hines, Jones, Pennington, Hogan and Westphal who each filed a late Form 5 in November 2000 reporting stock option grants during fiscal 2000.

                                   AUDITORS

   Deloitte & Touche LLP, independent certified public accountants, serves as the Company's principal accountants. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

   If any stockholder intends to present a proposal for action at the Company's annual meeting in 2001 and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before September 11, 2001. Proposals should be addressed to the Company at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, Attention: Corporate Secretary.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's annual meeting in 2001, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than December 1, 2001. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company's annual meeting in 2002.

                             COST OF SOLICITATION

   All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: January 9, 2001.                   By Order of the Board of Directors

                                          Lee D. Hines, Jr., Secretary

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER
                         Central Garden & Pet Company

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of two directors (increased to three before June 14, 2001) who are independent of the management of the corporation and free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, independent auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal, questionable, or otherwise improper.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principals should be reviewed.

  . Provide the financial management and the independent auditors sufficient opportunity to discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

  . Review with financial management and the independent auditors the interim financial report before it is filed with the SEC.

  . Prepare a letter for inclusion in the Annual Report on Form 10-K that describes the audit committee's composition and responsibilities, and how they were discharged.

  . Review and assess the adequacy of the audit committee charter on an annual basis.

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     PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         CENTRAL GARDEN & PET COMPANY
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS February 12, 2001


     The undersigned hereby appoints William E. Brown and Glenn W. Novotny, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of CENTRAL GARDEN & PET COMPANY to be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on February 12, 2001, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

     (Continued, and to be marked, dated and signed, on the reverse side)


--------------------------------------------------------------------------------

(Continued from other side)
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
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
This proxy will be voted as directed. In the absence of contrary directions,                                   [X]  Please mark
this proxy will be voted FOR the election of the directors listed below.                                            your votes
                                                                                                                     as this



    1.  ELECTION OF DIRECTORS:

        FOR all                   WITHHOLD
    nominees listed          authority to vote
      (except as             for all nominees
      indicated)                   listed
                                                                                                                 I plan to attend
         [_]                         [_]         2.  In their discretion, upon any and all such other               the meeting
                                                     matters as may property come before the meeting
                                                     or any adjournment thereof.                                         [_]


Instructions:  To withhold authority to vote for any                           STOCKHOLDERS ARE URGED TO MARK, DATE,
individual nominee, strike a line through that                                 SIGN AND RETURN THIS PROXY PROMPTLY IN
nominee's name in the list below.                                              THE ENVELOPE PROVIDED, WHICH REQUIRES
                                                                               NO POSTAGE IF MAILED IN THE UNITED STATES.
William E. Brown, Glenn W. Novotny, Brooks M.
Pennington III, Lee D. Hines, Jr., Daniel P.
Hogan, Jr. and Bruce A. Westphal


                                                              _______________
                                                                            |
                                                                            |
                                                                            |
                                                                            |
                                                                            |


Signature(s)                                                                                      Date
            ----------------------------------------------------------------------------------         ---------------------------
The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.